Exhibit 99.1

Cascadia Acquisition Corp. Announces Termination of Business Combination Agreement with RealWear

SEATTLE, WA – April 11, 2023 – Cascadia Acquisition Corp. (Nasdaq: CCAI) (“Cascadia”), a blank-check company formed for the purpose of acquiring or merging with one or more businesses, today announced that its previously announced business combination agreement with RealWear, Inc. and certain other parties has been terminated in accordance with the terms of the agreement.

About Cascadia Acquisition Corp.

Cascadia Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. Cascadia is sponsored by an affiliate of Cascadia Capital, LLC, an investment banking financial advisor to entrepreneurs, boards of directors and business owners. Cascadia concentrates its initiatives on sourcing business combination opportunities in industry sectors that are being fundamentally reshaped by the introduction of advanced technologies, commonly referred to as “Industry 4.0.”

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “anticipate,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, including those regarding the terms of Cascadia’s initial business combination. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Cascadia and are not predictions of actual performance.

Contact:

Jamie Boyd

Chief Executive Officer

Cascadia Acquisition Corp.

T: +1 206 436 2550

jboyd@cascadiaacquisitioncorp.com